EXHIBIT 32

  CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code. Derick Sinclair, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer of Tactical Air Defense Services ,Inc. hereby certifies that:

1. the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Tactical Air Defense Services, Inc.

                                      TACTICAL AIR DEFENSE SERVICES, INC., Registrant

Dated: August 12, 2006                         /s/ Derick Sinclair

                                      By: Derick Sinclair, President, Chief Executive Officer, Treasuer, Chief Financial Officer,
                                        Principal Accounting Officer and Director